Exhibit 99.1

Intercontinental Exchange Completes Sale of Trayport to TMX Group, Acquisition of NGX and Shorcan Energy

ATLANTA & NEW YORK, December 14, 2017 – Intercontinental Exchange (NYSE:ICE), a leading operator of global exchanges and clearing houses and provider of data and listings services, announced it has completed the sale of Trayport to TMX Group in exchange for NGX, Shorcan Energy and £350 million cash.

“The addition of NGX’s products and clearing services offers our customers an expanded range of energy products and risk management solutions across physical and financially-settled markets,” said Ben Jackson, ICE’s President. “Shorcan’s brokerage business complements our global oil complex, which includes deep liquidity on the leading trading platform for oil markets.”

NGX provides electronic trading, central counterparty clearing and data services to the North American natural gas, electricity and oil markets. ICE and NGX have had a longstanding and comprehensive strategic alliance to enable customers to conduct physical clearing for certain natural gas and power hubs through NGX’s clearing house, which is a CFTC-registered Derivatives Clearing Organization (DCO). NGX’s exchange is CFTC-registered as a Foreign Board of Trade (FBOT). Shorcan Energy offers brokerage services for the North American crude oil markets.

About Intercontinental Exchange

Intercontinental Exchange (NYSE:ICE) is a Fortune 500 company that operates a leading network of global futures, equity and equity options exchanges, as well as global clearing and data services across financial and commodity markets. The New York Stock Exchange is the world leader in capital raising, listings and equities trading.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at www.intercontinentalexchange.com/terms-of-use.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE's Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on February 7, 2017.

SOURCE: Intercontinental Exchange

ICE- CORP

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